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The Gabelli Global Multimedia Trust Inc.
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One Corporate Center Rye, NY 10580-1422 Tel. (914) 921-5070 Fax (914) 921-5098 www.gabelli.com info@gabelli.com	The Gabelli Global Multimedia Trust Inc.

For information:
Jeffrey M. Farber
EVP and CFO
GAMCO Investors, Inc.
(914) 921-5147
Carter Austin
(914) 921-5475

PRESS RELEASE

FOR IMMEDIATE RELEASE
Rye, New York	NYSE — GGT
June 8, 2010	CUSIP — 36239Q109
GABELLI GLOBAL MULTIMEDIA TRUST ADJOURNS
ANNUAL MEETING OF SHAREHOLDERS
     Rye, NY — The Gabelli Global Multimedia Trust Inc. (NYSE:GGT) (the “Fund”) has adjourned its Annual Meeting of Shareholders of the Fund (the “Meeting”). A definitive date and time for the reconvened Meeting will be announced.
     Following an investment presentation by Larry Haverty and Chris Marangi, Associate Portfolio Managers of the Fund, that included a discussion of the Fund’s efforts to grow net asset value (“NAV”), Carter Austin, Ombudsman of the Fund, discussed the initiatives adopted by the Board of Directors to enable the public market price of the Fund’s shares (NYSE:GGT) to more closely track the Fund’s NAV. Mr. Austin then reviewed the history of the Gabelli Equity Trust and its 10% distribution policy, which supports the price of the publicly traded shares that generally track the NAV. Mr. Austin then highlighted the Fund’s adoption of a 10% distribution policy and authorization to repurchase shares when the shares are trading at a discount of 5% or more from NAV, rather than the previous threshold of a discount of 10% or more.
     Mario J. Gabelli, Chairman of the Board of the Fund, then announced that the Meeting would be adjourned to enable one of the Fund’s largest beneficial owners of shares who was not voting as the Board recommended on several proposals to more appropriately file with the SEC a Schedule 13D, in place of its previously filed Schedule 13G. Mr. Gabelli then stated that without those shares, a quorum was not present and the Meeting was adjourned.
     The reconvened Meeting will be held no later than July 30, 2010 and the record date for the Meeting remains April 1, 2010.
     The Gabelli Global Multimedia Trust Inc. is a non-diversified, closed-end management investment company with $138 million in total net assets whose primary investment objective is long-term growth of capital. The Fund is managed by Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc. (NYSE:GBL), which is a publicly traded NYSE listed company.

The Gabelli Global Multimedia Trust

Fifteenth Annual Meeting of Shareholders June 8, 2010

Carter W. Austin

Forward-Looking Statements Certain statements in this presentation constitute forward- looking statements, which involve known and unknown risks, uncertainties, and other factors including, but not limited to, the performance of the securities markets and individual portfolio companies, future economic conditions and other factors, that may cause the actual results, levels of activity, performance, or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. As a result, no assurance can be given as to future results, levels of activity, performance, or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

NAV Premium/Discount

HISTORY

GAB (NYSE)

Gabelli Equity Trust (GAB-NYSE) Premium/Discount (CHART) 8/21/1986 2010 October 1987 10% Distribution Policy 200

Spin-off GAB GUT $80 mm July 1999

GUT (NYSE)

Gabelli Utility Trust (GUT-NYSE) Premium/Discount (CHART) 7/9/1999 2010 2000

Premiums GUT +76 GGN +6 GLU +1%

Spin-off GAB GGT $64 mm November 1994

GGT (NYSE)

Gabelli Global Multimedia Trust (GGT-NYSE) Premium/Discount (CHART) 11/15/1994 2010 5% Distribution Policy 10% Distribution Policy Increase in Share Repurchase Program 200

(Y)our Fund

World Class Investors Mario J. Gabelli, CFA Lawrence J. Haverty, CFA Christopher J. Marangi Since 205

World Class Benefits Experience Active Portfolio Management Stable Pool of Capital Total Return

1994

NAV Performance Since Inception 171% Thru March 31, 2010

91% NAV Performance 12 Months Ended Mar. 31, 2010

Gabelli Global Multimedia Trust Growth of $10,00 Invested Nov. 1994 Mar. 2010 $27,10 $10,00 $10,00

Shareholder Compensation

Shareholder Compensation 10% Distribution Policy

Preferred Stock

GGT' B (NYSE - $24.98) * Callable beginning 4/1/08

GGT' C Auction Rate

Share Repurchase

1,70,00 Authorized 1,50,00 Repurchased Share Repurchase Common Shares

20,00 Share Repurchase 2010

GGT (NYSE)

The Gabelli Global Multimedia Trust